Exhibit 10.1

MASTER SECURITY AGREEMENT

dated as of June 28, 2005 (“Agreement”)

THIS AGREEMENT is between Oxford Finance Corporation (together with its successors and assigns, if any, “Secured Party”) and Nitromed, Inc. (“Debtor”).  Secured Party has an office at 133 N. Fairfax Street, Alexandria, VA 22314.  Debtor is a corporation organized and existing under the laws of the state of Delaware (“the State”).  Debtor’s mailing address and chief place of business is 125 Spring Street, Lexington, Massachusetts, 02421.

1.                                      CREATION OF SECURITY INTEREST.

Debtor grants to Secured Party, its successors and assigns, a security interest in and against all property listed on the collateral schedule now or in the future annexed to or made a part of this Agreement (“Collateral Schedule”), and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the “Collateral”).  This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party arising under the Debt Documents (as defined below) including but not limited to the payment and performance of the Promissory Note and Collateral Schedule No. 001 (“Note”), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Note, debts, obligations and liabilities are called the “Indebtedness”).

2.                                      REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of the Note that:

(a)                                  Debtor’s exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where the failure to qualify would not have a material adverse effect on Debtor;

(b)                                 Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the “Debt Documents”);

(c)                                  This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

(d)                                 No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

(e)                                  The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor’s property (except for liens in favor of Secured Party and liens in favor of General Electric Capital Corporation (“GECC”) under that certain Master Security Agreement dated as of June 28, 2005 between GECC and Debtor (the “GECC Loan”)) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

(f)                                    There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which would, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

(g)                                 All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtor’s financial condition;

(h)                                 The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

(i)                                     The Collateral is, and will remain, in good condition and repair (ordinary wear and tear excepted) and Debtor will not be negligent in its care and use;

(j)                                     Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement;

(k)                                  The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party and GECC under the GECC Loan, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent, (iv) liens on New Property (as such term is defined in the attached Collateral Schedule) acquired with purchase-money debt or non-cash equity, and (v) capital leases and purchase money security interests in connection with the acquisition of machinery, equipment and similar capital assets not to exceed $1,000,000 in the aggregate over the term of the Note (all of such liens are called “Permitted Liens”). Secured Party agrees to release its lien and permit the grant of third-party liens on Debtor’s Accounts Receivable and Inventory under the conditions and terms outlined in the Financial Covenants Addendum No. 001 dated as of June 28, 2005 and such liens shall also constitute Permitted Liens;

(l)                                     Debtor is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act (“BSA”) laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations; and

(m).                            Debtor shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber (except for Permitted Liens as defined in subsection (k) of this Section) any of its Intellectual Property as defined in Section 7 below, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Secured Party and General Electric Capital Corporation) with any entity which directly or indirectly prohibits or has the effect of prohibiting Debtor from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Debtor’s Intellectual Property; provided, however, that Debtor may grant exclusive or non-exclusive licenses with respect to components of Debtor’s Intellectual Property, whether in connection with joint ventures or corporate collaborations or otherwise, in the ordinary course of business.

3.                                      COLLATERAL.

(a)                                  Until the declaration of any default, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party’s security interest may be perfected only by possession.  Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice.  If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral.

(b)                                 Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

(c)                                  Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

(d)                                 Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents unless contested in good faith, subject to maintaining appropriate reserves.  At its option, if Debtor fails to do so, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral (except for Permitted Liens) and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents.  Debtor agrees to reimburse Secured Party, on demand, all reasonable costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

(e)                                  Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor’s books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

4.                                      INSURANCE.

(a)                                  Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

(b)                                 Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party.  Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage.  Each policy shall name Secured Party as a loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party.  Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor’s attorney-in-fact unless Debtor is in default.  So long as Debtor is not in default, proceeds of insurance shall be applied, at the option of Debtor, to repair or replace the Collateral or to reduce any of the Indebtedness.  In the event Debtor is in default, proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.                                      REPORTS.

(a)                                  Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation, organization or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

(b)                                 Debtor will deliver to Secured Party financial statements as follows.  If Debtor is a publicly held company, then Debtor agrees to provide quarterly unaudited statements and annual audited statements, certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission (“SEC”).  All such statements are to be prepared using generally accepted accounting principles (“GAAP”) and, if Debtor is a publicly held company, are to be in compliance with SEC requirements.

6.                                      FURTHER ASSURANCES.

(a)                                  Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement.  Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral subject to the rights of GECC, and shall obtain and furnish to Secured Party any landlord waivers and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Secured Party.

(b)                                 Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code.  Debtor irrevocably grants to Secured Party the power to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party’s interest in the Collateral.  Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral.  Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

(c)                                  Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related reasonable attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral.

7.                                      DEFAULT AND REMEDIES.

(a)                                  Debtor shall be in default under this Agreement and each of the other Debt Documents if:

(i)                                     Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents and fails to cure the breach within ten (10) days;

(ii)                                  Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral, except as permitted by Section 3(c), the Financial Covenants Addendum No. 001 or the Collateral Schedule 001 of even date herewith;

(iii)                               Debtor breaches any of its insurance obligations under Section 4 and fails to cure such breach within ten (10) days;

(iv)                              Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

(v)                                 Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect when made;

(vi)                              Any material portion of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, and no bond is posted or protective order obtained to remove such risk of attachment, execution, levy, seizure or confiscation;

(vii)                           Debtor breaches or is in default under any other agreement between Debtor and Secured Party after expiration of the applicable grace or cure period;

(viii)                        Debtor or any guarantor or other obligor for any of the Indebtedness (collectively “Guarantor”) dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

(ix)                                A receiver is appointed for all or of any material part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

(x)                                   Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five (45) days;

(xi)                                Debtor’s improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral;

(xii)                             There is a material adverse change in the Debtor’s financial condition such that Secured Party reasonably determines that the Debtor’s ability to repay any Indebtedness (whether then due or scheduled to become due) in accordance with its terms under the Agreement has been materially impaired;

(xiii)                          Debtor defaults under any other material obligation in excess of $500,000 for (A) borrowed money, (B) the deferred purchase price of property or (C) payments due under any lease agreement;

(xiv)                         At any time during the term of this Agreement Debtor experiences a change of control such that any person or entity acquires either more than 50% of the voting stock of Debtor or all or substantially all of Debtor’s assets, in either case, without Secured Party’s prior written consent; or

(xv)                            Debtor sells, transfers, assigns, mortgages, pledges, leases, grants a security interest in or encumbers any or all of Debtor’s Intellectual Property, now existing or hereafter acquired, in violation of Section 2(m).  Intellectual Property is defined in Collateral Schedule No. 001 and shall exclude New Property (as defined in Collateral Schedule No. 001).  For purposes of this paragraph xv, licenses or sublicenses by the Debtor of its Intellectual Property as part of a research and development or similar arrangement shall be excluded.  Debtor shall provide Lessor with a listing of licenses and sublicenses granted to third parties within ten (10) days of receipt of written request.

(b)                                 If Debtor is in default, the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable, without demand or notice to Debtor or any Guarantor.  The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

(c)                                  If Debtor is in default, Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

(d)                                 After default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law.  Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and, to the extent permitted by law, have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default.  If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.  Secured Party may also render any or all of the Collateral unusable at the Debtor’s premises and may dispose of such Collateral on such premises without liability for rent or costs.  Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least ten (10) days prior to such action.

(e)                                  Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus.  Debtor shall remain fully liable for any deficiency.

(f)                                    Debtor agrees to pay all reasonable attorneys’ fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party’s rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute Indebtedness.

(g)                                 Secured Party’s rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently.  Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege.  SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH

WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

(h)                                 DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE.  THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.  THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.                                      MISCELLANEOUS.

(a)                                  This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee’s assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever.  Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party.  Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

(b)                                 All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail.  As used herein, the term “business day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

(c)                                  Secured Party may correct patent errors and fill in all blanks in this Agreement or in the Collateral Schedule consistent with the agreement of the parties.

(d)                                 Time is of the essence of this Agreement.  This Agreement shall be binding, jointly and severally, upon all parties described as the “Debtor” and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

(e)                                  This Agreement and the Debt Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter.  THIS AGREEMENT AND THE DEBT DOCUMENTS SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES.  Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

(f)                                    This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party or its assignee.  This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

(g)                                 Debtor authorizes Secured Party to use its name, logo and/or trademark with notice to and consent by Debtor, in connection with certain promotional materials that Secured Party may disseminate to the public.  The promotional materials may include, but are not limited to, brochures, video tape, internet website, press releases, advertising in newspaper and/or other periodicals, lucites, and any other materials relating the fact that Secured Party has a financing relationship with Debtor and such materials may be developed, disseminated and used with Debtor’s review.  Nothing herein obligates Secured Party to use Debtor’s name, logo and/or trademark, in any promotional materials of Secured Party.

(h)                                 THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:

Oxford Finance Corporation

Nitromed, Inc.

By:	/s/ Michael J. Altenburger	By:	/s/ Lawrence E. Bloch

Name:	Michael J. Altenburger	Name:	Lawrence E. Bloch

Title:	Chief Financial Officer	Title:	Chief Financial Officer and Chief
Business Officer

COLLATERAL SCHEDULE NO. 001

Part of Master Security Agreement dated as of June 28, 2005 as amended from time to time
(the “Contract”) between Oxford Finance Corporation (the “Secured Party”) and
Nitromed, Inc. (the “Debtor”).

As security for the full and faithful performance by the Debtor of all of the terms and conditions upon the Debtor’s part to be performed under the Contract and any other obligation of the Debtor to the Secured Party now or hereafter in existence, the Debtor does hereby grant to the Secured Party a security interest in the property listed below (all hereinafter collectively called the “Collateral”). Capitalized terms used but not defined in this Schedule have the meanings provide to them by the Uniform Commercial Code (“UCC”) as adopted in the Commonwealth of Virginia.

All of Debtor’s personal property and Fixtures now owned or hereafter acquired and wherever located including but not limited to the following:

1.                                       All Goods (including Inventory, Equipment and Fixtures), now owned or hereafter acquired and wherever located, complete with any and all attachments, accessions, additions, replacements, improvements, modifications and substitutions thereto and therefor and all proceeds including insurance proceeds and products thereof and therefrom.

2.                                       All Accounts, Deposit Accounts, Documents, Investment Property, Instruments, General Intangibles (including contract rights, but excluding “Intellectual Property” as defined below) and Chattel Paper, now owned or hereafter acquired and wherever located, and all proceeds thereof and therefrom.

Notwithstanding the above, the Collateral shall not include, any Intellectual Property or products (or interests in any Intellectual Property or products (including any royalties)) acquired, whether by purchase, license or otherwise, on or after the execution of the Contract (collectively, “New Property”) nor shall the Contract limit any indebtedness secured by any New Property provided that debt or non-cash equity (e.g. stock) is used to acquire New Property. In the event that the Debtor uses cash to purchase New Property, Secured Party’s existing lien will extend to such New Property. Secured Party also agrees not to unreasonably refuse the release its lien in such New Property if Debtor decides to pursue debt or equity financing with respect to such assets at a later date. Any debt used to acquire New Property would be secured solely by a lien on such New Property.

“Intellectual Property” means all of Debtor’s right, title and interest in and to patents, patent rights (and applications and registrations therefore), trademarks and service marks (and applications and registrations therefore), inventions, copyrights, mask works (and applications and registrations therefore), trade names, trade styles, software and computer programs, source code, object code, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Debtor and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media.

In the event of a default by the Debtor with respect to any of the conditions, terms, covenants and provisions under the Contract or other agreement, Secured Party shall have the rights and remedies of a secured party under both the UCC and the Contract, with respect to the Collateral.

This Agreement shall run to the benefit of the Secured Party’s successors and assigns.

Dated:	June 28, 2005

Oxford Finance

Nitromed, Inc.

Corporation

By:	/s/ Michael J. Altenburger	By:	/s/ Lawrence E. Bloch

Title:	Chief Financial Officer	Title:	Chief Financial Officer and Chief
Business Officer

FINANCIAL COVENANTS

ADDENDUM NO. 001

TO MASTER SECURITY AGREEMENT

DATED AS OF JUNE 28, 2005

THIS ADDENDUM NO. 001 (this “Addendum No. 001”) is made as of the 28th day of June, 2005, amends and supplements the above referenced agreement (the “Agreement”), between Oxford Finance Corporation (together with its successors and assigns, if any, “Secured Party”) and Nitromed, Inc. (“Debtor”) and is hereby incorporated into the Agreement as though fully set forth therein.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

The Agreement is hereby amended by adding the following:

FINANCIAL COVENANTS.

Debtor shall, at all times during the term of the Agreement, comply with the following:

(a)                                                           Secured Party agrees to release its lien and permit the grant of third-party liens on Debtor’s Accounts Receivable and Inventory at any time after the date of the Agreement if one of the following conditions is met:

1.               Debtor’s Cash Runway (as defined below), in months, is greater than the remaining term (in months) of this Agreement; or

2.               Debtor agrees to the following Cash Runway Covenant:  Debtor will maintain a Cash Runway of one year at all times.  If Debtor’s Cash Runway drops below this amount, then Debtor agrees to provide for the benefit of Secured Party, within ten (10) business days, a Letter of Credit (in form and substance satisfactory to Secured Party) equal to 75% of the then outstanding loan balance and execute any documentation requested by Secured Party related to the Letter of Credit.

Cash Runway is defined as the number of months of cash Debtor has left, calculated by using its current cash balance and its past quarter’s Cash Burn rate (as defined below), excluding non-recurring extraordinary charges.

Cash Burn shall be defined as net income (loss) for the immediate preceding fiscal quarter, plus non-cash charges, plus 1/4 of current maturities of long term debt as of the quarter’s end.

(b)                                                          COMPLIANCE REPORTS.  Debtor’s Authorized Representative shall certify periodically that Debtor is in compliance with the requirements of subsection (a) above.  Such notification and certification shall be provided within forty-five (45) days after the end of each fiscal quarter (the “Compliance Date”), reflecting such information as of the end of such fiscal quarter.  If Debtor fails timely to provide such notification and compliance certificates, within fifteen (15) days after the Compliance Date, such failure shall be deemed a default under the Agreement if not cured within two (2) business days after notice from Secured Party.  The reports required under this section are in addition to and not a substitute for the reports required under the REPORTS Section of the Agreement.

All financial items in the preceding paragraphs shall be derived in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect.  This Addendum No.001 is not binding or effective with respect to the Agreement until by authorized representatives of Secured Party and Debtor.

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Addendum No. 001 to be executed by their duly authorized representatives as of the date first above written.

Secured Party:		Debtor:

Oxford Finance Corporation		Nitromed, Inc.

By:	/s/ Michael J. Altenburger	By:	/s/ Lawrence E. Bloch

Name:	Michael J. Altenburger	Name:	Lawrence E. Bloch

Title:	Chief Financial Officer	Title:	Chief Financial Officer and Chief Business
Officer

Attest

By:

Name:

PROMISSORY NOTE

June 28, 2005

(Date)

FOR VALUE RECEIVED, Nitromed, Inc.  a Delaware corporation located at the address stated below (“Maker”) promises, jointly and severally if more than one, to pay to the order of Oxford Finance Corporation or any subsequent holder hereof (each, a “Payee”) at its office located at 133 N. Fairfax Street, Alexandria, VA 22314 or at such other place as Payee or the holder hereof may designate, the principal sum of Ten Million and 00/100 Dollars ($10,000,000), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of Nine and Ninety-Five Hundredths percent (9.95%) per annum, to be paid in lawful money of the United States, in Thirty-Six (36) consecutive monthly installments of principal and interest as follows:

Periodic
Installment	Amount

Thirty-five (35)	$319,785.56

each (“Periodic Installment”) and a final installment which shall be in the amount of the total outstanding principal and interest.  The first Periodic Installment shall be due and payable on July 1, 2005 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding month (each, a “Payment Date”).  Such installments have been calculated on the basis of a 360 day year of twelve 30-day months.  Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date.

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note is secured by a Master Security Agreement dated as of June 28, 2005, (“Security Agreement”).

Time is of the essence hereof.  If any installment or any other sum due under this Note or the Security Agreement is not received within five (5) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum.  If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in the Security Agreement beyond any applicable grace or cure period, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or the Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, and only after the first annual anniversary date of this Note, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the following percentages of the remaining principal balance for the indicated period:

Following the first annual anniversary date of this Note and prior to the second annual anniversary date of this Note: three percent (3%)

Thereafter and prior to the third annual anniversary date of this Note: one percent (1%) and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law.  If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America, but not to exceed the contract rate.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note.  The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, excluding notices provided in the Security Agreement or required by applicable law, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee’s actual reasonable attorneys’ fees.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.)  THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and other Debt Documents, as defined in Section 2(b) of the Security Agreement, constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee.  Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any of the other Debt Documents which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

Nitromed, Inc.

/s/ James G Ham, III	By:	/s/ Lawrence E. Bloch
(Witness)
James G. Ham, III	Name:	Lawrence E. Bloch
(Print name)
125 Spring Street
Lexington, MA 02421	Title:	Chief Financial Officer and Chief Business Officer
(Address)

Federal Tax ID #: 22-3159793

Address: 125 Spring Street, Lexington, MA 02421